Exhibit 99.1

FOR IMMEDIATE RELEASE

Media: Amy McGahan, Director of

Corporate & Strategic

Communications

amy.mcgahan@cbiz.com

Investor Relations: Lori Novickis,

Director, Corporate Relations

lnovickis@cbiz.com

CBIZ, Inc.

Cleveland, Ohio

(216) 447-9000

CBIZ COMPLETES ACQUISITION OF MARCUM

EXPECTED COMBINED ANNUALIZED REVENUE OF ~$2.8B

CLEVELAND (November 1, 2024) – CBIZ, Inc. (NYSE: CBZ) (the “Company”), a leading national professional services advisor, today announced it has completed the acquisition of the non-attest business of Marcum LLP (“Marcum”), with expected combined annualized revenue of approximately $2.8 billion. The transaction makes CBIZ the largest full-service professional services advisor of its kind in the U.S. providing accounting, tax, advisory, benefits, insurance, and technology services, primarily to middle-market businesses.

Concurrent with the closing of this transaction, the attest business of Marcum was acquired by CBIZ CPAs, a national independent CPA firm with which CBIZ has had an Administrative Service Agreement for over 25 years.

“We are pleased to have successfully closed the acquisition of Marcum, which represents a major milestone and new chapter for CBIZ, our people and our shareholders,” said Jerry Grisko, President and Chief Executive Officer of CBIZ. “Now, with over 10,000 team members, we will offer our clients an enhanced breadth of services and depth of expertise unmatched in our industries all aimed at helping them grow their business. With even deeper subject matter expertise, industry resources, service lines and insights, we can provide actionable advice and new and innovative data-driven products and solutions. We are excited to welcome the Marcum team to CBIZ and look forward to a bright future together.”

The cash-and-stock transaction is valued at approximately $2.3 billion. More information about this transaction can be found at cbiz.com/stronger-together.

Transaction Benefits:

•	Market Position: Solidifies position as unmatched full-service professional services advisor to the growing middle market

•	Growth Strategy: Scale accelerates growth and further positions CBIZ as an acquirer of choice

•	Our People: Attract and retain the best and brightest in our industries, enhance learning and development aligned to meaningful career paths and expanded growth opportunities

•	Client Experience: Offer an unmatched breadth of services and depth of expertise including the development of innovative and actionable solutions

•	Industry Expertise: Combined industry knowledge enables access to new sectors and expands presence in target industries

•	Innovation and Technology: Enable greater investment in technology to support data-driven insights and solutions while driving innovation, increasing efficiency and enhancing performance

•	Shareholder Value: Expect to be accretive in 2025, with an estimated contribution to Adjusted earnings per share of approximately 10%

About CBIZ

CBIZ, Inc. (NYSE: CBZ) is a leading professional services advisor to middle market businesses and organizations nationwide. With unmatched industry knowledge and expertise in accounting, tax, advisory, benefits, insurance, and technology, CBIZ delivers forward-thinking insights and actionable solutions to help clients anticipate what’s next and discover new ways to accelerate growth. CBIZ has more than 10,000 team members across more than 160 locations in 21 major markets coast to coast. For more information, visit www.cbiz.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein that address business performance, financial condition, activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including but not limited to: the possibility that anticipated benefits and/or synergies of the transaction will not be achieved in a timely manner or at all; the possibility that the costs of the transaction and/or liabilities assumed will be more significant than anticipated; the possibility that integration will prove more costly and/or time consuming than anticipated; the possibility that the transaction could disrupt ongoing plans and operations of the parties or their respective relationships with clients, other business partners and employees; the effects of the increased leverage of the Company following the transaction; and other risks described in the Company’s SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances that subsequently occur or of which it subsequently becomes aware.

NON-GAAP FINANCIAL INFORMATION

This communication contains references to certain non-GAAP financial measures. This includes our estimate of accretion to 2025 Adjusted earnings per share as a result of the transaction. We have not included any reconciliation of this estimate in reliance on the ‘unreasonable efforts’ exception with respect to forward-looking information under SEC Regulation G. These non-GAAP financial measures may not provide information that is comparable to similarly titled measures provided by other companies. These non-GAAP financial measures are not measurements of financial performance of the Company or Marcum under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental to, but not as substitutes for, comparable GAAP measures.